UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2005

THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)
26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)		92610 (Zip Code)
Registrant's telephone number, including area code:	(949) 583-9029

N/A
——————————————————————————
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]     Written communications pursuant’ to Rule 425 under the Securities Act (17 CFR 230.425)

[]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        On January 7, 2005, The Wet Seal, Inc. (the “Company”) issued a press release to announce that it is in discussions with the lenders that provided a $10,000,000 bridge loan to the Company on November 9, 2004, to extend the maturity of the interim facility.

        Under the terms being discussed, the initial maturity date of the facility, as extended, will be March 31, 2005, and the maturity date will be further extended automatically on a month to month basis until notice is received from the lenders. If the bridge facility is not repaid by July 31, 2005, the base interest rate will increase from 25% to 30%. Certain of the other terms relating to the extension remain subject to further negotiation. The Company will retain the right to prepay the bridge facility at any time.

        There is no assurance that these discussions will result in an extension of the bridge facility.

        The purpose of the extension of the bridge facility is to allow the Company to have additional capital available after the closing of its convertible note and warrant financing transaction. It is anticipated that the closing of this transaction will take place next week, assuming stockholder approval is obtained at the special stockholder meeting to be held on Monday, January 10, 2005.

        A copy of the Company’s press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(c)     Exhibits.

99.1	Press release, dated January 7, 2005, issued by the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)
Date: January 10, 2005	By: /s/ DOUGLAS C. FELDERMAN
Name: Douglas C. Felderman
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release, dated January 7, 2005, issued by the Company.